UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 1, 2017

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01 Other Events.

On December 1, 2017, SunTrust Banks, Inc. (“SunTrust” or the “Company”) completed the sale of Premium Assignment Corporation (“PAC”), SunTrust’s commercial lines insurance premium finance subsidiary, to IPFS Corporation. As a result of this transaction, the Company will recognize a pre-tax gain of approximately $105 million in the fourth quarter of 2017. As of and for the twelve months ended September 30, 2017, PAC had $1.3 billion in assets and contributed approximately $20 million of net income to SunTrust.

Separately, the Company continues to execute on its efficiency plans and is taking certain actions in the fourth quarter of 2017. Specifically, the Company offered a voluntary early retirement program to certain employees based on age, job grade and tenure, which will result in the recognition of separation benefits for participating employees. Additionally, the Company continues to optimize its real estate footprint, including consolidating operations centers, terminating leases and disposing of certain owned real estate. Lastly, the Company will write-off certain software assets due to related technology enhancements. Collectively, these items are expected to result in a pre-tax charge of approximately $35 to $40 million in the fourth quarter of 2017.

In addition, SunTrust Mortgage, Inc. ("STM") will increase the valuation allowance against some of its state carryforward deferred tax assets by approximately $25 million, after-tax, in the fourth quarter of 2017 primarily due to changes in the projected future taxable income of the STM legal entity.

In the aggregate, the aforementioned matters are expected to positively impact the Company’s fourth quarter 2017 earnings by approximately $15 million after-tax, which is estimated to be $0.03 per share.
Important Cautionary Statement
This report contains forward-looking statements. For example, statements regarding the estimated financial impact of the items disclosed above are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and SunTrust does not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A. "Risk Factors ” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent periodic reports that SunTrust files with the SEC. In addition, SunTrust disclaims any inference regarding the materiality of the information disclosed herein which otherwise may arise as a result of its filing such information under Item 8.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
Date: December 4, 2017	By:	/s/ Curt Phillips
Curt Phillips, Group Vice President, Associate General
Counsel and Assistant Corporate Secretary